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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Members
EGS Electrical Group, LLC:

        We consent to the incorporation by reference in the registration statements (No. 333-68650) on Form S-4, and (Nos. 33-24043, 333-29843, 333-29851, 333-29855, 333-61766, 333-69250, 333-69252, 333-70245, 333-82645, 333-82647, 333-106897, 333-109112, 333-139351 and 333-139352) on Form S-8 of SPX Corporation of our report dated December 18, 2009, with respect to the consolidated balance sheets of EGS Electrical Group, LLC and subsidiaries as of September 30, 2009 and 2008, and the related consolidated statements of income, members' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2009, not included herein, which report appears in the Form 10-K/A-1 of SPX Corporation dated August 9, 2010.

/s/ KPMG LLP

Chicago, Illinois
August 9, 2010

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  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm